CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED DECLARATION OF TRUST

OF

SEASONS SERIES TRUST

TO

CHANGE THE ADDRESS OF THE PRINCIPAL OFFICE OF THE TRUST

Article III of the Amended and Restated Declaration of Trust of SunAmerica Series Trust, dated as of April 27, 2022, is hereby amended, effective as of January 1, 2026, to change the principal office of the Trust to:

5300 MEMORIAL DRIVE SUITE 1150 HOUSTON TX 77007

IN WITNESS WHEREOF, the undersigned, being at least the majority of the Trustees of the Trust, have executed this instrument.

/s/ Martha B. Willis Martha B. Willis, as Trustee 5300 Memorial Drive Suite 1150 Houston, TX 77007	/s/ John T. Genoy John T. Genoy, as Trustee 5300 Memorial Drive Suite 1150 Houston, TX 77007

/s/ Tracey C. Doi Tracey C. Doi, as Trustee 5300 Memorial Drive Suite 1150 Houston, TX 77007	/s/ Jane Jelenko Jane Jelenko, as Trustee 5300 Memorial Drive Suite 1150 Houston, TX 77007

/s/ Christianne Kerns Christianne Kerns, as Trustee 5300 Memorial Drive Suite 1150 Houston, TX 77007	/s/ Michal Levy Michal Levy, as Trustee 5300 Memorial Drive Suite 1150 Houston, TX 77007

/s/ Charles H. Self III Charles H. Self III, as Trustee 5300 Memorial Drive Suite 1150 Houston, TX 77007	/s/ Bruce G. Willison Bruce G. Willison, as Trustee 5300 Memorial Drive Suite 1150 Houston, TX 77007